BUFFALO WILD WINGS

Retail Center Lease

THIS LEASE has been made and entered into as of June 30, 2008, by and between Ramco-Gershenson Properties, L.P., a Delaware limited partnership (“Landlord”), and AMC Flint, Inc., a Michigan corporation, d/b/a Buffalo Wild Wings (“Tenant”).

WITNESSETH:

In consideration of the mutual undertakings herein contained, and intending to be legally bound, Landlord and Tenant agree as follows:

ARTICLE 1

Definitions

1.1

Definitions.  When used in this Lease, the following defined terms shall carry the definitions which follow them, unless the context clearly indicates to the contrary:

(a)

“Common Areas” means the portions of the Project available for common use by all tenants and their invitees, and not intended to be leased, such as parking areas and sidewalks, but excluding detention/retention areas, roofs, buildings, or areas serving, or for the sole benefit of any singular tenant.

(b)

“Lease Year” means the 12-month period beginning on February 1 of each year and ending on the following January 31.

(c)

“Operating Costs,” also commonly referred to as Common Area Maintenance Costs (“CAM”), means all reasonable costs and expenses paid or incurred by Landlord in operating, equipping, policing and protecting, lighting, insuring (including self-insurance and the payment of deductible amounts under insurance policies), repairing, replacing, managing and maintaining the entire Project in a first-class condition, including, without limitation, the common areas, all buildings and permanent improvements upon the Project (excluding other tenant spaces) and off-site utility systems, retention ponds, wetlands and/or off-site private roads serving the Project. Operating Costs shall include, but not be limited to:  illumination and maintenance of Project signs, whether located on or off the Project site; cleaning; lighting; all water consumed in the Common Areas of the Project and sanitary sewer charges in the Common Areas of the Project; snow removal; line painting and landscaping; repairs and replacements, including roof and building repairs and replacements; personal property taxes in the Common Areas of the Project; decorations; premiums for Landlord’s liability and property insurance; total compensation and benefits (including premiums for workers’ compensation and other insurance) paid to or on behalf of employees involved in the performance of the work specified in this Section 9.02; and

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an amount equal to 10% of the total of all of the foregoing costs and expenses to cover Landlord’s administrative costs (Tenant shall not be responsible for paying any administrative fee on Tenant’s Pro-Rata Share of Taxes).  For the purpose hereof, any charges for utilities contained in the foregoing costs and expenses shall be at the same rates as the rates for comparable service from the applicable utility company serving the area in which the Project is located.  Operating Costs shall not include the following costs: (1) cost of any Landlord’s Work (as defined in Section 5.1 below) and the cost to repair any latent defects; (2) Landlord’s financing costs and payments; (3) [intentionally deleted]; (4) [intentionally deleted]; (5) taxes other than Tenant’s Pro-Rata share of Taxes as defined in paragraph [h]; (6) Tenant’s share of an insurance deductible shall not exceed One Thousand ($1,000.00) Dollars; (7) Administrative Fees in excess of ten [10%] percent on permitted operating costs; (8) [intentionally deleted]; (9) any expenditure for benefit of a singular tenant; (10) [intentionally deleted]; (11) replacement of base course of parking lots and areas; (12) any charges for employees of Landlord other than the compensation of Landlord’s Property Manager and/or Security Director (or similar employee(s)) to the extent of the work performed by such person(s) with respect to the Project.

(d)

“Premises” means that space in the Project commonly known as the Oak Brook Square Shopping Center in Flint, Michigan shown outlined and cross thatched in red on Exhibit A attached hereto and containing approximately 6,400 square feet, and an outdoor seating area of and being  identified as Space B-118.   Landlord’s estimate of the square footage of the Premises (excluding the outdoor seating area) is based on the dimensioned layout of the Premises attached as Exhibit A-1 hereto.  For purposes of this Lease, the square footage of the Premises and each store area separately leased is the number of square feet of floor space on all floor levels, excluding any mezzanines and other non-ground floor areas which are not used for selling purposes, measured from the exterior faces of exterior walls and storefronts and the center line of party walls.  No deduction or exclusion from floor area shall be made by reason of columns, stairs, elevators, escalators, shafts or other interior construction or equipment. On or before the Commencement Date, Landlord shall measure and report to Tenant the actual dimensions and square footage of the Premises in accordance with the foregoing. If the square footage (excluding the outdoor seating area) varies by more than 10 feet from 6,400 square feet, then either party may require the other to enter into an amendment to this Lease adjusting Tenant’s Pro Rata Share and Base Rent to reflect the actual square footage of the Premises.  Landlord will provide an architect’s certificate or other reasonable evidence confirming the dimensions and square footage of the Premises at least thirty (30) days prior to the Commencement Date.

(e)

“Project” means the Property with the improvements and installations located in Flint Township, Michigan, commonly known as the Oak Brook Square Shopping Center, as the same may be modified, altered, expanded or reduced as permitted herein.  To the extent other portions of the Project are constructed, Tenant’s proportionate share of Operating Costs shall be reduced.

(f)

“Property” means the real estate described on Exhibit B hereto.

(g)

“Rent” means Base Rent, Additional Rent and all other amounts or charges payable by Tenant under any provision of this Lease, all of which shall be deemed payable by Tenant in consideration of the demise of the Premises.

(h)

“Taxes” means all taxes and existing and future assessments, general and special, and governmental charges of any kind or nature whatsoever which have been or may be levied or assessed by any lawful authority against or with respect to the land, buildings, improvements and/or personal property presently and/or at any time during the term of this Lease comprising the Project, this Lease and/or the rental (including all amounts payable under this Lease), which are payable during any calendar year in which any portion of the term hereof falls, including but not limited to the so-called “Michigan Business Tax”, as the same presently exists and as the same may be amended in whole or in part from time to time (or which would have been assessed if computed as if the Project were Landlord’s only business activity and without the reduction to the tax base pursuant to Sections 400 through 449 of the Michigan Business Tax Act).  If the United States, the State of Michigan or any political subdivision thereof or any governmental authority has imposed or does impose a tax, assessment and/or surcharge of any kind or nature, either by way of substitution for all or any part of Taxes, or in lieu of increase thereof, then such tax, assessment and/or surcharge shall be deemed to constitute Taxes for the purpose of this Section 3.04.  Notwithstanding the foregoing, (i) in the case of special assessments, only those assessed subsequent to the date of this Lease shall be included in the definition of “Taxes,” (ii) if special assessments which are assessed subsequent to the date of the Lease are payable in installments, then only the current installment of the assessment shall be included in the taxes for any calendar year, and (iii) Taxes shall not include capital charges, paybacks; or special assessments existing prior to the date of this Lease; nor shall it include income, inheritance, or transfer taxes.  Tenant shall not have the right to contest Taxes.

(i)

“Tenant’s Pro-Rata Share” means the pro-rata share of the Project for purposes of pro-rata share of Common Area and taxes and insurance.  Tenant’s Pro-Rata Share shall be computed based upon the total square feet of gross leaseable area in the Premises bears to the total number of square feet of gross leaseable floor area in the Project as may be determined from time-to-time.  As of the date hereof, Tenant’s Pro-Rata Share is 4.2% (6,400 square feet in the Premises divided by 152,373 gross leaseable floor area in the Project).  If Landlord shall hereafter increase or decrease the gross leaseable floor area in the Project or the gross leaseable area in the Premises shall hereafter increase or decrease, then Tenant’s Pro-Rata Share shall be adjusted to reflect such change.  By way of illustration, if Landlord were to add 1,000 square feet of gross leaseable floor area to the Project (other than the Demised Premises) Tenant’s Pro-Rata Share would be reduced to 4.17% or 6,400 divided by 1,000 plus 152,373 or 6,400/153,373 For purposes of this paragraph, Tenant’s Pro-Rata Share shall never exceed (5.5%). Tenant’s Pro-Rata share of Operating Costs at time of execution of this Lease is estimated by Landlord to be $2.50 per square foot per annum.  Tenant’s Pro-Rata Share of Taxes at time of execution of this Lease is estimated by Landlord to be $1.91 per square foot per annum.

(j)

“Zoning” means that the Premises on the Property are currently zoned and allow for the exclusive use and services to be provided by Tenant with parking sufficient to satisfy the Ordinances of the County of Genesee and Township of Flint, including the exclusive use of an outside patio for the sale of food and alcoholic beverages.

1.2

Gender; Singular and Plural.  Whenever in this Lease words, including pronouns, are used in the masculine, they shall be read in the feminine or neuter whenever they would so apply and vice versa, and words in this Lease that are singular shall be read as plural whenever the latter would so apply and vice versa.

ARTICLE 2

Demise of Premises; Possession

2.1

Demise of Premises; Term.

(a)

Landlord leases the Premises to Tenant, and Tenant hires the Premises from Landlord, on the terms and subject to the conditions contained herein, for a term of Ten  (10) years, commencing One Hundred and Eighty (180) days after possession is delivered to Tenant with Landlord’s Work (as hereinafter defined) substantially completed for purposes of commencing Tenant buildout or when Tenant opens its doors for business, whichever is earlier (the “Commencement Date”), and ending One Hundred Twenty (120) months later (the “Termination Date”), unless sooner terminated as provided herein (the “Term”).  If Tenant is not in default under the terms of this Lease upon the exercise of such right or the commencement of operation term and is then operating the Premises for business to the general public, Tenant shall have the option of extending this Lease for three (3) additional five (5) year terms, under the same terms and conditions herein, conditioned upon Tenant providing Landlord written notice one hundred eighty (180) days prior to the Termination Date of the initial and each subsequent Lease Term.

(b)

The exterior walls and roof of the Premises and the area beneath the Premises are not demised hereunder, and the use thereof together with the right to locate, both vertically and horizontally, install, maintain, use, repair and replace pipes, utility lines, ducts, conduits, flues, refrigerant lines, drains, sprinkler mains and valves, access panels, wires and structural elements leading through the Premises serving other parts of the Project, is hereby reserved unto Landlord upon prior notice.  Landlord shall use all reasonable efforts to make all such installations and perform all work related thereto so as to minimize any unreasonable interference with or interruption of the business operations of Tenant as provided herein.

2.2

Use of Premises.

(a)

Tenant shall use and occupy the Premises for the purposes of a Buffalo Wild Wing’s Restaurant, and for no other purpose without Landlord’s prior written consent (which shall not be unreasonably withheld by Landlord).  So long as Tenant is not in default under this Lease beyond any applicable cure period expressly provided for in this Lease, subsequent to the date of this Lease Landlord shall not lease another space in the Project for the operation of (i) a sports themed restaurant; or (ii) a restaurant and/or bar that primarily serves chicken wings with two or more sauces as a dominant menu item over other menu items.  Tenant acknowledges that its exclusive is subject to existing tenant leases and other existing agreements at the Project as of the date hereof.  In the event of a breach by Landlord of the foregoing restriction and if such other space in the Project continues to be used in violation of the foregoing restriction for a period of sixty (60) days after written notice from Tenant, Tenant shall have the right to pay reduced Base Rent in the amount of the lesser of (A) five (5%) percent of Gross Sales (as defined on Schedule 2.2) or (B) fifty (50%) percent of Base Rent until such other space ceases to be used in violation of the foregoing restriction.  Landlord shall work with diligence and in good faith to cure such violation.  If such violation thereafter continues for twelve (12) months, Tenant shall elect by written notice to Landlord within thirty (30) days after the expiration of such twelve (12) month period to either (i) terminate this Lease or (ii) resume paying full Base Rent under this Lease.  Notwithstanding the foregoing, the restriction and provisions set forth in the previous two (2) sentences shall not be applicable:  (a) with respect to any period during which Tenant: (i) is not operating its business in the Premises as a Buffalo Wild Wings Restaurant; (b) with respect to any assignment of any lease dated prior to the date of this Lease; (c) with respect to any subletting of premises subject to a lease dated prior to the date of this Lease; (d) with respect to any extension or renewal of any lease with any tenant (including assignees and subtenants) under a lease dated prior to the date of this Lease; or (e) with respect to any new lease with any tenant (including assignees and subtenants) whose tenancy is pursuant to a lease dated prior to the date of this Lease.  In no event shall Tenant have the right, as a result of Landlord’s breach of the foregoing restriction, to damages or to injunctive relief or to withhold rent or have rent or other charges abated hereunder.

(b)

Tenant shall not use the Premises, or permit the Premises to be used, in a manner that constitutes a violation of any applicable law, order, ordinance, or regulation nor shall Tenant commit any waste in the Premises, or permit anything to be done on the Premises that creates a nuisance.

(c)

Landlord agrees: (i) that Tenant’s permitted use shall include, subject to applicable laws, the right to use an outside patio area as depicted on Exhibit A attached hereto for its customers and guests exclusively providing full service sale of alcoholic beverages and food in connection with the operation of a Buffalo Wild Wings Restaurant; (ii) that the sound and video systems to be used by Tenant on the interior of the Premises shall be permitted and will not unreasonably disrupt other tenants and provided that such systems are the standard provided by the Franchisor for the operation of a typical Buffalo Wild Wings restaurant in compliance with Tenant’s Franchise requirements as such are in effect from time to time; and (iii) Tenant may install four (4) small satellite dishes placed upon the roof of the Premises in inconspicuous locations or such number as complies with the current Buffalo Wild Wings Franchisor requirements (provided any satellite dishes no longer in use shall be promptly removed by Tenant), subject to the following:  (i) applicable governmental laws; (ii) the right of Landlord to approve Tenant’s plans and specifications therefor and to supervise any roof penetrations; (iii) compliance with the conditions of any roof bond or warranty maintained by Landlord on the Premises; (iv) Landlord’s right to designate the location of the satellite dishes; (v) the satellite dishes shall not be visible from the parking areas of the Project; and (vi) the satellite dishes shall be used solely in connection with the business conducted in the Premises.  Landlord and Tenant shall cooperate and work together so as to insure that the satellite dishes are installed in accordance with the terms of this Lease.  Tenant will warrant all roof penetrations.  The standard of Tenant’s operations shall be the standard provided by the Franchisor for operation of a typical Buffalo Wild Wings restaurant in compliance with the Tenant’s Franchise requirements as such is in effect from time-to-time.

(d)

Landlord also agrees to the following Tenant requirements:

(i)

Tenant shall have the right to incorporate the standard Buffalo Wild Wings Gen. 4.1 Trade Dress to the exterior of the Premises with associated signage and awnings and the right to make future Trade Dress and interior alterations as required by Tenant’s Franchisor.  Landlord will cooperate to obtain all approvals from the Township of Flint.

(ii)

The Landlord will provide adequate parking and handicap spaces as shown on the site plan (projected total spaces: 125).  All parking is open, but restricted to Project tenants, employees and customers. The four (4) parking spaces designated on the site plan attached hereto as Exhibit A-1 as “carry-out reserved parking spaces” shall be designated as reserved parking to serve Tenant’s customers.  Landlord after notice from Tenant shall use reasonable efforts to prevent other Project tenants and occupants from using such spaces.  Tenant shall, however, have no right to enforce the exclusive right to use such parking spaces against other tenants or occupants of the Project.  The cross-hatched parking, as shown on the proposed site plan, shall be identified as a “No Build Zone.”

(iii)

Landlord shall provide Tenant with a staging area for two (2) eight (8) yard dumpsters for the exclusive use of the restaurant.

(iv)

Landlord shall permit Tenant to install a grease rendering container as may be required for restaurant use.  (Tenant to provide Grease Trap.)

(v)

Landlord shall permit Tenant exclusive use of an outdoor patio area depicted in the site plan for a seating area and bar area (as permitted by local laws and regulations) for full-service food, beverage, including alcoholic beverage, service.

(e)

This Lease is contingent upon: (i) Building plans being approved by the Township of Flint; and (ii) Tenant obtaining a State Liquor License and all governmental approvals for a full bar, i.e. beer, wine and liquor license, with permits allowing Tenant to serve food, beverages, and alcoholic beverages on the patio; (iii) Landlord’s and Tenant’s Franchisor’s approval of all plans within one hundred eighty (180) days from the date of execution of the Lease by Landlord and Tenant.  This Lease is also contingent upon Landlord providing Tenant with a commitment for a Tenant’s Leasehold Policy in the amount of the Tenant’s Improvements, and providing Tenant with copies of all building and use restrictions, easements and reciprocal easements; and any association documents, including bylaws and articles, which shall be provided within thirty (30) days of execution of the Lease by Landlord and Tenant; and Tenant’s satisfaction with such documents, covenants, and restrictions.

In the event that any of these contingencies are not satisfied to the satisfaction of Tenant, then Tenant, in its discretion, may terminate this Lease upon written notice to Landlord.

It is recognized that the contingencies are for the sole benefit of the Tenant and may be waived, in writing, by Tenant.  In the event that Tenant does not terminate this Lease within one hundred eighty (180) days after the date of this Lease, Tenant shall be deemed to have waived such contingencies.

(f)

If Hobby Lobby (or a replacement national tenant occupying at least sixty percent (60%) of Major A as depicted on Exhibit A-1 attached hereto) is not open for business at the Project on the Commencement Date, then Tenant shall remain obligated to open on the Commencement Date provided, however, Tenant shall pay reduced Base Rent in the amount of the lesser of (A) five (5%) percent of Gross Sales or (B) fifty (50%) percent of Base Rent until Hobby Lobby or a replacement national tenant occupying at least sixty (60%) percent of Major A open for business at the Project.  If Hobby Lobby or a replacement national tenant occupying at least sixty (60%) percent of Major A fail to open for business at the Project within twenty-four (24) months thereafter, then Tenant shall elect by written notice to Landlord within thirty (30) days after the end of said 24 month period to either (i) terminate this Lease or (ii) resume paying full Base Rent under this Lease.

2.3

Possession.

(a)

Subject to Section 13.17 hereof, Landlord shall deliver possession of the Premises to Tenant within one hundred fifty (150) days after Tenant has satisfied or waived the contingencies set forth in Section 2.2(e).  If, subject to Section 13.17 hereof, Landlord shall fail to deliver the Premises to Tenant within one hundred sixty (160) days after Tenant has satisfied or waived the contingencies set forth in Section 2.2(e) hereof, this Lease shall continue in full force and effect, but for every day after said one hundred sixtieth (160th) day that Landlord does not deliver possession, Tenant shall receive one (1) day free Base Rent (which amount shall increase to two (2) days free rent after the 180th day) from the Commencement Date forward.  If, subject to Section 13.17 hereof, Landlord does not deliver possession within two hundred forty (240) days after Tenant has satisfied or waived the contingencies set forth in Section 2.2(e) hereof, Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after the expiration of said two hundred forty (240) day period or Tenant shall be deemed to have waived such termination right and Landlord shall reimburse Tenant for all reasonable out-of-pocket costs and expenses actually incurred by Tenant, including all architectural plans, permits, licenses, attorney fees and the cost of the Liquor License (and the attorney fees incurred in its procurement), in an amount for all of such costs and expenses not to exceed One Hundred Fifty Thousand Dollars ($150,000.00).  Upon payment to Tenant there shall be transferred to Landlord the Liquor License and this Lease shall be null and void.  If Tenant shall take possession of any part of the Premises before the Commencement Date to expedite Tenant’s Work upon written agreement with Landlord, such possession shall be governed by the provisions of this Lease, except that Tenant shall not pay Landlord rent or other charges except for utilities consumed at the Premises.  Neither the Term nor any other provision of this Lease shall be affected by Tenant’s prior occupancy, which shall occur only with the written permission of the Landlord.   If Tenant is given possession to commence work of any kind, such shall not be deemed that the Tenant has taken possession of the Premises for the purposes of this Lease

(b)

Tenant’s obligation to pay Rent shall not commence until such time as Landlord has substantially completed Landlord’s Work (as hereinafter defined) in accordance with this Lease.

2.4

Condition of Premises; Representations.  Except as Landlord and Tenant may otherwise agree in writing, Tenant’s acceptance of possession shall constitute that Tenant has inspected the Premises and found them to be satisfactory at the time of entry.  Landlord shall be responsible for all latent defects to the Premises and structures, and for conditions which are not apparent on date of delivery.  Landlord shall be obligated to correct any punchlist items that are due to the fault of Landlord’s Work as provided in Section 5.1(a).

The Landlord warrants and guarantees that the Premises will be delivered in the condition required and is responsible for any latent defects so that Tenant may have quiet enjoyment of the property and the exclusive use and occupancy as provided herein.  The Landlord represents that Landlord’s Work on the Premises will meet all applicable building codes, ordinances, laws, statutes, regulations, and requirements, including the Americans With Disabilities Act.

2.5

Quiet Enjoyment.  Landlord covenants, represents, and agrees with Tenant that upon Tenant’s paying the Rent and observing and performing the terms, covenants and conditions to be performed and observed, Tenant may peaceably and quietly enjoy the Premises hereby leased as provided herein for the exclusive use of Tenant which are provided and allowed under the current zoning and restrictive covenants and that parking is sufficient for such uses.  Further, Landlord represents that Tenant’s permitted use does not violate any existing Lease.

ARTICLE 3

Rent and Other Charges

3.1

Base Rent.

(a)

Tenant shall pay to Landlord, for the first ten (10) years, as follows:

Years 1 through 10

$9.00/sq. ft.$ 57,600.00/year

$4,800.00/month

(the “Base Rent”).  The Base Rent shall be payable in twelve (12) equal monthly installments, commencing on the Commencement Date unless Section 2.3 above has become applicable.

(b)

Each monthly installment of Base Rent shall be payable without offset, notice or demand in advance on or before the first day of each calendar month during the Term at such place as the Landlord shall from time to time designate.  If this Lease commences other than on the first day of a calendar month, monthly installments of Base Rent for the first and last months of the Term shall be prorated.

(c)

If Tenant exercises its options to extend this Lease, the Base Rent shall be as follows:

Option 1

Years 11 through 15

$10.00/sq. ft.

$64,000.00/year

$5,333.33/month

Option 2

Years 16 through 20

$11.00/sq. ft.

$70,400.00 /year

$5,866.67/month

Option 3

Years 21 through 25

$12.00/sq. ft.

$76,800.00 /year

$6,400.00/month

3.2

Taxes and Operating Costs.

(a)

As Additional Rent, Tenant shall pay to Landlord Tenant’s Pro Rata Share of Operating Costs incurred and Taxes payable by Landlord during the Term.  Tenant’s Operating Costs shall not exceed $2.50/square foot for the First Lease Year.  The Operating Costs (excluding taxes, insurance, and snow removal expenses) shall not increase by more than two percent (2%) annually during each successive Lease Year from the Initial Lease Year, excluding taxes, insurance, and snow removal.  Landlord will provide Tenant with a projected operating cost budget within sixty (60) days of Lease execution by both parties.

(b)

Upon the Commencement Date, and on the first day of each succeeding calendar month during the Term, Tenant shall pay to Landlord an amount estimated by Landlord to be 1/12th of Tenant’s Pro-Rata Share of Operating Costs and Taxes for the current calendar year.  Landlord shall notify Tenant of its estimate by written notice.  Landlord may adjust such amount at any time by thirty (30) days prior written notice on the basis of Landlord’s experience and reasonably anticipated costs.  If the Commencement Date shall not be the first day of a calendar month, monthly installments of such estimates shall be prorated for the first and last months of the Term.

(c)

On or before April 30 in each calendar year, Landlord shall furnish Tenant with a statement showing a detailed breakdown of all: (i) Operating Costs and Taxes paid, (ii) the amount of Tenant’s Pro-Rata share thereof, and (iii) the aggregate monthly payments made by Tenant toward Tenant’s Pro-Rata share thereof, all for the year just past.  If Tenant’s aggregate monthly payments toward Operating Costs and Taxes for that year are greater than Tenant’s Pro-Rata Share of them, Tenant shall receive a credit for the excess against those monthly estimated Operating Costs and Tax payments next becoming due to Landlord; if said payments are less than Tenant’s Pro-Rata Share, Tenant shall pay Landlord the difference within thirty (30) days after its receipt of Landlord’s statement of Operating Costs and Taxes.

(d)

Landlord shall make its records relating to Operating Costs and Taxes for the immediately preceding year available for Tenant’s inspection during the months of June, July and August within ten (10) days after receiving a written request therefor from Tenant.  Tenant shall have the right to have an independent CPA examine the books and records and, if there is a discrepancy of more than three (3%) percent, then Landlord shall pay any excess funds due Tenant within twenty (20) days of receipt of such audit result, and the cost of the audit.

(e)

Tenant shall pay, before any penalty or interest attaches, all personal property taxes levied or assessed against Tenant’s personal property and shall, upon request, furnish to Landlord evidence of such payment.

3.3

Utilities.  The Landlord will provide the required electrical services set forth in Article 5 and Exhibit C.  Utility services provided by Landlord shall include water (min. 2” line), sanitary sewer (min. 4” line), electric and telephone.  Landlord will also provide any required utility meters for the Leased Premises.  Landlord shall bring all utilities to the premises and pay all extension and impact charges, and provide separate meters at its sole cost and expense.  Tenant shall connect to such utilities, at its expense, in the form of interior tap or connection fees only.  Tenant shall pay for all water, sewer, gas, heat, light, power, janitorial services, garbage disposal, communication service, telephone service and other public utilities furnished to the Premises from and after the Commencement Date.  If Landlord provides utility service, utility payments shall be deemed additional rent under this Lease, and shall be at competing rates and charges.  If Landlord is the provider of such utilities to the Premises, Landlord shall only be liable for interruption of utility service that it may furnish due to its negligence, acts, or omissions or those of its servants, agents or contractors.

3.4

Interest on Rent.  Rent which is not paid within ten (10) days of written notice shall bear interest from the date due until paid at a rate equal to nine (9%) percent per annum.  The payment of such interest shall not excuse or cure any default by Tenant under this Lease.  A late charge may be imposed by Landlord for any rental payment of the Base Rent received after the twentieth (20th) month in the amount of $50.00.

ARTICLE 4

Use of Common Areas

4.1

Use of Common Areas.  Landlord hereby grants to Tenant the nonexclusive right to use the Common Areas for the purposes for which they were designed, subject to the following conditions and the provisions of Section 6.3 hereof:

(a)

Common Areas shall be for the use of the tenants of the Project, their invitees, and guests.

(b)

Tenant shall make no use of the Common Areas except as provided herein.

(c)

The Common Areas shall be operated by a Landlord in a manner that does not unreasonably interfere with Tenant’s use and quiet enjoyment of or ingress/egress to the Premises, or the parking provided for on the Site Plan designated for Tenant, including reserved parking, or its visibility.

(d)

Landlord shall be responsible to operate the Common Area in accordance with a first-class neighborhood development consistent therewith.  Any rules and regulations must be reasonable and non-discriminatory and not change the obligations or duties of Tenant under the Lease.

(e)

Landlord shall not use the side or rear walls of the premises or roof in a manner that diminishes the aesthetics of the premises or Tenant’s use of such premises.  In no event shall the obligations of Tenant be increased due to alterations that take place subsequent to the removal of the contingency clause in this Lease.

4.2

Maintenance and Control.  Landlord shall maintain, operate and control the Common Areas, which constitute “Operating Costs” as referenced herein.  Landlord shall operate the Common Area in accordance with a first-class neighborhood development consistent therewith as set forth in Section 4.1.

ARTICLE 5

Preparation of the Premises

5.1

Landlord’s Work and Tenant’s Work.

(a)

In preparing the Premises for Tenant’s occupancy, Landlord shall, at Landlord’s expense, perform the work as required in 5.1(C) and Exhibit C (hereinafter sometimes referred to as “Landlord’s Work”).  All Landlord’s Work shall be fully inspected by Tenant.  Landlord shall be responsible to correct any defects in its original construction or latent defects which cannot be determined by Tenant.  The Premises shall be deemed ready for Tenant’s occupancy when Landlord has completed Landlord’s Work, subject to minor punchlist items, and the Premises is in a condition that will allow Tenant to obtain applicable permits so that Tenant may commence Tenant’s Work.  Tenant shall provide a punchlist of any defects it is aware of after possession is given to Landlord which are to be corrected by Landlord.  All warranties, guarantees given to Landlord for construction of the Premises and buildings and improvements shall, if and to the extent such warranties and guarantees pertain to work that Tenant is responsible to maintain under this Lease, be provided to Tenant as a third-party beneficiary or enforced by Landlord at the request of Tenant.  Landlord’s Work must be in compliance with all applicable statutes, codes/ordinances, regulations, and agreed Tenant requirements.

(b)

Other than Landlord’s Work, alterations, improvements, additions, physical changes or other work necessary or desirable to place the Premises in a condition suitable for Tenant’s business purposes (“Tenant’s Work” or “Tenant Improvements”) shall be performed in a good and workmanlike manner by or for Tenant at Tenant’s sole cost and expense.  No construction or installation by Tenant shall begin until Landlord has approved the plans therefor, prepared in the manner and within the time periods required by the Tenant Manual for the Project (“Tenant Manual”).  All construction shall be substantially performed in accordance with the approved plans, unless Landlord otherwise consents in writing.  No deviation from the final set of plans and specifications, once approved by Landlord, shall be made by Tenant without Landlord’s prior written consent.  Approval of the plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, and Tenant shall be solely responsible for such matters.  Tenant shall be responsible for obtaining any approvals and permits only for Tenant’s Work that may be necessary from Township of Flint, and/or any other applicable governmental entity, except as set forth herein and in Exhibit C.  Further, any delay in approval of Tenant’s plans by Landlord shall extend all dates and requirements of Tenant.  In the event of a conflict between this Lease and the Tenant Manual, this Lease shall govern.

(c)

The Landlord shall construct and deliver the Premises with “Standard Interior Finish” (as defined below) to the Tenant within one hundred fifty (150) days after the waiver or satisfaction of the contingencies set forth in Section 2.2(e).  In conjunction with the construction of Landlord’s Work, Landlord shall also be responsible for the payment of all building construction permit fees, County/Township impact fees and water & sewer capacity fees (for standard commercial retail use) for Landlord’s Work.

(d)

The Standard Interior Finish will include drywall taped to firewalls, rough-in HVAC (45 ton HVAC Standard for Premises), concrete floor, standard sprinkler layout, window/door storefront package (per plan), three phase 1,000 amp electrical service (Standard for Premises) and standard utility connections (electric, water, natural gas and sewer).  Landlord will provide plans and specs for Standard Interior Finish work to Tenant.  Landlord agrees to make additional improvements to the Premises as set forth herein and on Exhibit C, including the following: (i) Landlord shall provide a cable service connection to the Premises; and (ii) Landlord shall pay all restaurant impact fees associated with water and sewer capacity fees for a sit-down restaurant in Flint Township.

(e)

Tenant shall hire a registered architect to prepare plans for permitting the interior construction and build out with the Flint Township and/or Genesee County Building Department, all subject to the reasonable approval of the Landlord prior to the commencement of any Tenant Improvements.  At Tenant’s request, Landlord will provide architectural CAD drawings through its project architect.

(f)

In consideration of Tenant performing Tenant’s Work, and provided that Tenant is not in default hereunder, Landlord shall pay to Tenant a cash construction allowance of Thirty ($30.00) Dollars per square foot (“Tenant Improvement Allowance”) of the Premises.  Such amount shall be paid to Tenant within 30 days after the last to occur of: (i) the opening of the Premises for business; (ii) the issuance of a Certificate of Acceptance by Landlord’s Architect; (iii) the issuance of a permanent Certificate of Occupancy (or its equivalent) by the local authorities having jurisdiction; and (iv) the receipt by Landlord of all appropriate sworn statements and other information required to substantiate the amounts expended by Tenant and final waivers of lien and the receipt by Landlord of a bond or other security against construction liens actually filed reasonably satisfactory to Landlord.  In the event this Lease shall be terminated prior to the last day of the tenth lease year as a result of a Tenant default hereunder, then upon such termination Tenant shall be required and hereby agrees to pay Landlord an amount equal to the product obtained by multiplying the amount of the Tenant Improvement Allowance by a fraction, the numerator of which shall be the number of days subsequent to such date of termination to and including the last day of the tenth lease year, and the denominator of which shall be the number of days from the Commencement Date to and including the last day of the tenth Lease Year.

Tenant may elect to hire their own contractor(s) to make Tenant Improvements to the Premises with plans permitted by the Flint Township and/or Genesee County and approved by Landlord.  Upon completion of any work by the Tenant and/or its contractors, a release of lien(s) will be provided to the Landlord.

(g)

Except as provided herein and in Exhibit C and this Section, Tenant shall, at Tenant’s expense, procure permits and licenses and make all contracts necessary for the construction of Tenant’s Work.  Tenant’s Work shall fully conform to all applicable statutes, ordinances, regulations and codes.  Prior to commencing any work, Tenant shall require its contractors and subcontractors to furnish Landlord and Tenant with evidence of insurance coverage for injury to persons and property and Worker’s Compensation.

5.2

Special Provisions Applicable to Tenant’s Work.  Tenant’s contractors shall perform their work within the Premises only.  Tenant shall be responsible for removal from the Premises and the Project of all trash, rubbish and surplus materials resulting from any work being performed in the Premises.

5.3

Lien Waivers.  Tenant shall notify Landlord upon completion of Tenant’s Work in accordance with the plans.  Simultaneously with such written notice, Tenant shall furnish Landlord with a detailed breakdown of the cost of Tenant’s Work, proper sworn statements and lien waivers from all persons performing work on or supplying materials to the Premises, and a certificate of occupancy issued by the appropriate governmental authority.

5.4

Covenant Against Liens.  Tenant shall not do any act which will in any way encumber the title of Landlord in and to the Premises, nor shall the interest or estate of Landlord in the Premises be in any way subject to any claim by virtue of any act or omission of Tenant except as provided herein.  Any claim to a lien upon the Premises arising from any act or omission of Tenant shall be valid only against Tenant and shall in all respects be subordinate to the title and rights of Landlord, and any person claiming through Landlord, in and to the Premises.  Tenant shall remove any lien or encumbrance on its interest in the Premises within thirty (30) days after it has arisen; provided, however, that Tenant may in good faith contest any such item if it notifies Landlord in writing thereof and posts a bond or other security with Landlord, the title company, or a court of competent jurisdiction.

ARTICLE 6

Alterations

6.1

Alterations by Tenant.

(a)

Except as permitted by Article 5 or required by Section 7.1, Tenant shall not, without the prior written consent of Landlord (which will not be unreasonably withheld or delayed), make any alterations, improvements, additions or physical changes (hereinafter referred to as “alterations”) to the Premises.  Notwithstanding anything to the contrary, interior, non-structural improvements to the Premises may be made without the Landlord’s consent; provided, however, for purposes of this Section 6.1, changes to the mechanical, electrical and plumbing systems shall be deemed to be structural in nature.  Tenant shall provide Landlord with such plans and specifications as are to be undertaken.  Changes which are required by Tenant’s Franchisor for compliance with Tenant’s Franchise requirements shall be allowed subject only to municipal approvals and with thirty (30) days’ prior written notice to Landlord, including exterior changes to sign or dress and interior modifications to the television and sound systems which may affect the mechanical and electrical systems in the Premises.

(b)

Unless Landlord otherwise provides in writing, no alterations made or installed by Tenant (except moveable furniture, equipment and trade fixtures) shall be removed by Tenant from the Premises at the termination of this Lease.  Instead, all such leasehold improvements shall, when installed and permanently attached to the freehold, become and remain the property of Landlord.  Notwithstanding the aforegoing, so long as Tenant repairs any damage to the Premises, it is explicitly understood and agreed that Tenant improvements such as walk-in coolers, refrigerators, bars, booths, range hoods, make-up air fixtures, ovens, audio and video systems, storage and display cases, furniture, shelves and racks, business equipment and storage and display cases, may be removed by Tenant and are not and will not be part of the Property and may be removed.  Tenant may obtain financing on its fixtures and equipment described herein.  Landlord and Landlord’s lender shall not have any lien or interest in such fixtures and equipment of Tenant as provided in Section 13.7(a) hereof.  Furthermore, Tenant shall have the right to mortgage its trade fixtures and equipment, and Landlord agrees that it shall subordinate any lien or interest in such trade fixtures and equipment to such financing by Tenant.

(c)

Approved Tenant alterations and those alterations otherwise permitted under Section 6.1(a) shall be subject to the applicable provisions of Article 5 above, as if they were “Tenant’s Work.”

6.2

Signs.  Tenant may erect, maintain and remove such signs as have been approved in writing by Landlord, which approval shall not be unreasonably withheld.  Landlord approves the standard Buffalo Wild Wings general 4.1 trade dress to exterior with associated façade, signage, and awnings, subject only to municipal approvals.  Tenant shall have the right to place signs and displays in the window areas which are customary with Buffalo Wild Wings and which are utilized at typical Buffalo Wild Wings locations in keeping with its approved sign package together with temporary hiring signs, six (6) weeks prior to opening.  Tenant, with the cooperation of Landlord, shall procure any necessary approvals from the appropriate governmental entity.

6.3

Additional Construction by Landlord.  Landlord reserves the right to construct other buildings and improvements in the Project, to enlarge or reduce the Project, to make alterations, expansions or additions to the Project, and to sell or lease any part of the Project for the construction thereon of buildings which may or may not be part of the Project.  The purpose of the attached site plan is to show the approximate location of the Premises within the Project and Landlord reserves the right, at any time, to relocate, enlarge, reduce or reconfigure the various buildings, parking areas and other Common Areas shown on said site plan; provided that the location of the Premises shall not be changed.  It is further understood and acknowledged by Tenant that Landlord shall have the right, at its sole option, to reduce the Common Areas and change the site plan in any manner it deems fit in order to accommodate said new buildings and improvements without notice to or obtaining the consent of Tenant.  Notwithstanding anything to the contrary contained herein, Landlord shall not alter the Common Area or the buildings in the Project in a manner that would alter Tenant’s visibility, access, egress and ingress, position, reserved parking, number of required parking spaces, or use of the Premises and/or outdoor patio seating area.  In addition, Tenant acknowledges that the attached site plan creates no easement rights in the Common Areas shown thereon, but only the right to use said areas in common with all other tenants and occupants of the Project, as said areas may exist from time to time during the term hereof.  Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Landlord shall not voluntarily (a) modify any of the Common Areas depicted on the site plan attached as Exhibit A-1 as the “No Build Zone”, (b) diminish the size of the building or change the façade of the Premises, (c) remove Tenant’s signage, or (d) not use the side or rear walls of the premises or roof in a manner that diminishes the aesthetics of the premises or Tenant’s use of such premises.  Landlord reserves the right to utilize portions of the Common Areas (outside of the “No Build Area”) for carnival type shows, rides and entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, and such other uses which tend to attract the public.  Further, Landlord reserves the right to utilize the lighting standards and other areas in the parking lot for advertising purposes.

6.4

Parking Lot Lighting.  Parking lot lights shall be maintained at full illumination at the northern end of the property for the safety and security of Buffalo Wild Wings guest and employees during all Buffalo Wild Wings evening hours, at no additional cost to Tenant; provided, however, the cost of such illumination shall be included in Operating Costs.

ARTICLE 7

Repairs

7.1

Repair and Maintenance of Premises.  Except as provided in Section 7.2 below and Section 4.2 above, Tenant shall, at its expense, keep and maintain the Premises, and each component of the Premises, in a good and clean operating condition.  Tenant’s obligations shall include, but not necessarily be limited to, the replacement of broken glass and the cleaning, repair and maintenance (including all necessary replacements) of all doors, windows, and the interior portions of the Premises, and the heating, air conditioning, mechanical, electrical, plumbing and sprinkler systems serving the Premises, any building security system and all other interior non-

structural components.  Tenant shall not be responsible for replacement and repair of exterior walls (excluding storefronts), floors, adjacent sidewalks, roofs, gutters, downspouts, and structural components – whether interior or exterior.  Furthermore, all guarantees and warranties with respect to the maintenance obligations of Tenant under this Lease shall be made available by Landlord to Tenant, including any warranties from contractors, materialmen, suppliers or equipment providers.  To the extent such repairs or replacements are not due to defect in original construction, Tenant shall maintain the Premises as provided herein.  Tenant shall not be obligated to make any repairs or replacements occasioned by the tortious acts or negligence of Landlord, its agents, employees, invitees, except to the extent that Tenant is reimbursed therefor under any policy of insurance.  Tenant shall not be responsible for repairs or replacements or additions to systems external to the Premises unless due to its tortious acts or negligence, or those of its contractors or employees.

7.2

Structural Repairs.  Landlord shall, at its expense, keep the foundation, roof, exterior walls (excluding storefronts) and all load-bearing portions of the Project in good repair throughout the Term.  Landlord may recover from Tenant the cost of repairs occasioned by the negligence of Tenant, its agents, employees, or licensees, except to the extent Landlord is reimbursed therefor under any policy of insurance, or to the extent such are due to tortious acts or negligence of Landlord, its servants, agents, employees or contractors.  Landlord shall be neither liable nor responsible for any loss that may accrue to Tenant or Tenant’s business by reason of Landlord’s actions in fulfilling its obligations under the Lease except to the extent such is due to the tortious acts or negligence of Landlord or its contractors, servants or employees.  Landlord shall undertake any repairs that are its responsibilities upon thirty (30) days prior written notice.  If there is a failure by Landlord to make such repairs to the Premises and such are necessary in the reasonable judgment of Tenant, and if such repairs are not completed by Landlord after thirty (30) days notice from Tenant, Tenant may make such repairs and bill the cost of such repairs to Landlord.  However, no notice shall be required by Tenant if there is an emergency.  Any work undertaken by Tenant shall be payable by Landlord within thirty (30) days of receipt of such bill, and if Landlord fails to pay such amounts within said thirty (30) day period, such sums shall bear interest on such amount from the date of such invoice at the rate of nine (9%) percent per annum and Tenant shall have the right to deduct such amounts from any amounts owed by Tenant to Landlord provided such deduction shall not exceed twenty-five (25%) percent of monthly Base Rent.

        ARTICLE 8

Tenant’s Covenants

8.1

Laws, Ordinances and General Conditions.

(a)

Tenant, at its expense, shall comply promptly with all applicable laws, ordinances, orders and regulations affecting its use or occupancy of the Premises, or any alterations it has made to the Project or the Premises.

(b)

Tenant shall pay as Additional Rent any increase in the cost of insurance on the Project as a result of any unauthorized use of the Premises by Tenant, but such payment shall not constitute in any manner a waiver by Landlord of its right to enforce all of the covenants and provisions of this Lease.  It is recognized that Tenant’s proposed operation and use of the Premises shall not increase the insurance cost on the Project.

8.2

Operation.  Tenant agrees to operate 100% of the Premises during the entire term of this Lease unless prevented from doing so because of an event described in Section 13.17 hereof or unless Tenant is remodeling its store in accordance with Tenant’s Franchise requirements.  Tenant shall conduct its business at all times in a high class and reputable manner, maintaining at all times a full staff of employees.  Because of the difficulty or impossibility of determining Landlord’s damages by way of loss of value of the Project because of diminished salability or mortgageability or adverse publicity or appearance by Tenant’s action, should Tenant (i) fail to take possession and open for business in the Premises fully fixtured and staffed on the Commencement Date, or (ii) abandon, leave vacant or desert the Premises, or (iii) cease operating or conducting Tenant’s business in accordance with the terms of this Section 8.2, then and in any of such events (hereinafter collectively referred to as “failure to do business”), Landlord shall have the right, in addition to any and all other rights or remedies Landlord may have under this Lease or at law or in equity, at Landlord’s option (i) to collect not only Base Rent and all items of additional Rent herein reserved, but also additional Rent equal to the amount of Base Rent reserved for the period of Tenant’s failure to do business, computed at a daily rate for each and every day or part thereof during such period, which additional rent shall be deemed to be liquidated damages, and/or (ii) to treat such failure to do business as a default by Tenant hereunder.  Tenant’s failure to do business as herein required shall entitle Landlord, in addition to all other remedies provided in this Lease, to mandatory injunctive relief.

8.3

Restaurant Operations.  Notwithstanding any other provision of this Lease:

(a)

All trash and garbage generated from the leased premises shall be stored within the Premises and arrangements shall be made for the daily removal thereof prior to 8:00 a.m. every morning.  Such arrangements shall be subject to Landlord’s approval, and shall be subject to Landlord’s right to provide for the pick up thereof as set forth in Section 8.3(d) below.  Tenant’s employees shall be responsible for the daily removal of any trash, garbage, debris, grease or leakage caused to any common area in connection with the removal of such trash and garbage.

(b)

Tenant shall remove grease from all exposed surfaces of the Premises daily.  Tenant shall not place any grease into any trash compactor, normal garbage containers, floor drains, sink drains or toilets.  Tenant shall maintain all grease traps on the Premises, including a daily treatment program to chemically degrease sewer and drainage lines.  Notwithstanding the foregoing, Landlord may, with seven (7) days’ prior notice to Tenant (except in the event of an emergency where no notice shall be required), enter the Premises in order to inspect and if necessary clean grease traps and drains and Tenant shall reimburse Landlord for the costs thereof within 10 days after receipt of an invoice therefor.  Any damage caused by Tenant’s misuse of grease traps and/or drains or its failure to keep the same clean, all as herein provided, shall be Tenant’s responsibility and Tenant shall reimburse Landlord for any costs incurred by Landlord as a result thereof within 10 days after receipt of an invoice therefor.  Tenant agrees to retain a reputable degreasing service for the Premises on a minimum monthly basis throughout the term of this Lease to clean and degrease the entire kitchen area, ranges, cooking equipment, broilers, stoves, hoods, vents, exhaust and blower systems, filters and flue stack in the Premises.

(c)

In the event Tenant shall fail to perform its obligations relating to the maintenance and operation of the Premises pursuant to the terms of this Section, upon seven (7) days’ prior written notice to Tenant (except in the event of an emergency where no notice shall be required) and Tenant’s failure to cure such default within such seven (7) day period, Landlord shall have the right to perform such maintenance and to charge Tenant for its cost thereof, including a 10% administrative fee.  Upon Tenant’s failure to pay such charges within 15 days after receipt of an invoice therefor, Landlord shall have all of the rights and remedies herein provided for the failure to pay Rent.

(d)

 If Landlord shall provide any services and/or facilities for such storage and/or pick up (including trash compactors), then Tenant shall be obligated to use the same and to pay Landlord or Landlord’s contractor for such services and/or facilities within 10 days after being billed therefor.  If Landlord directs that a particular contractor provide any such services and/or facilities, Tenant shall use such contractor and, upon Landlord’s request, enter into an agreement with such contractor for such services and/or facilities.

8.4

Financial Statements.  Upon Landlord’s written request in connection with a sale, financing or joint venture transaction regarding the Project, Tenant shall promptly furnish Landlord financial statements reflecting Tenant’s and any Guarantor’s current financial condition.  Landlord shall not release to any third party any such nonpublic financial information Tenant gives Landlord, except: (a) if required by law or in any judicial proceeding, provided that Landlord has given Tenant reasonable notice of such requirement, if feasible; or (b) to Landlord’s attorneys, joint venture partners, accountants and other bona fide consultants or advisers and prospective lenders, sellers and joint venture partners on the Project.  Landlord shall require any party to which Landlord provides information permitted by this Section to maintain the confidentiality of such information as required by this Section pursuant to an agreement reasonably approved by Tenant.

ARTICLE 9

Landlord’s Covenants

9.1

Representations.  Landlord covenants, agrees, and warrants that it will not lease space to any use that is an adult bookstore, peep show, or x-rated movie.  Landlord covenants, represents, and warrants to Tenant, as an inducement to enter into this Lease, that Tenant’s use of the Leased Premises for a Buffalo Wild Wings restaurant with outdoor patio seating is not in violation or breach of the terms, covenants or conditions of any leases, easements, or restrictions encumbering the Premises, nor does Tenant’s use, approved Signage Package, or storefront design require permission or the approval from any other tenant.

9.2

Intentionally Deleted.

9.3

It is expressly understood and agreed that Landlord shall use reasonable efforts to cause any work to be done by it in a manner that does not unreasonably interfere with Tenant’s business and operation of Tenant’s business.  Furthermore, no work that is undertaken by Landlord shall unreasonably interfere with Tenant’s signage or the operation of satellite dishes.  Nothing shall be done below the surface of the ground which unreasonably interferes with Tenant’s use or enjoyment of the premises, or above the building or roof which shall have such effect.  Landlord shall be responsible to permit and make the necessary changes and alterations to the building as are set forth herein and in Exhibit C, Landlord’s Work, in accordance with permitted plans submitted to and approved by Flint Township and Genesee County.

9.4

Landlord represents and warrants to Tenant that there is sufficient parking for Tenant in conformity with the Township Ordinances.  Further, it is a condition of this Lease that Landlord obtain all parking variances necessary to assure Tenant’s business use under the Lease.  Landlord agrees to provide four (4) reserved parking spaces to Tenant in accordance with Section 2.2(d)(ii) hereof.

ARTICLE 10

Damage to Premises; Eminent Domain; Indemnity; Insurance

10.1

Destruction, Fire or Other Cause.

(a)

Subject to the provisions of Subsection 10.l(b) below, if the Premises shall be rendered untenable by fire or other casualty, Landlord shall restore the Premises (excluding Tenant’s trade fixtures and improvements) and make them tenable as soon as possible.  Rent shall abate (i) during the period of untenability in proportion to the area of the Premises rendered untenable (which may include the entire Premises if Tenant is unable to operate its restaurant) and (ii) for ninety (90) days after its delivery to Tenant in a repaired condition by Landlord [or such shorter period of time as it shall take for Tenant to re-open the Premises for business to the general public] to allow Tenant to refixture the Premises.  If such restoration shall not be completed within one hundred eighty (180) days of date of the casualty, Tenant shall be entitled to terminate this Lease in its sole discretion.  Landlord shall advise Tenant within thirty (30) days of any casualty whether Landlord can rebuild the Premises within such period of time.  Tenant shall have the right to extend such period of time for rebuilding by written notice to Landlord from time-to-time.  Landlord shall use reasonable efforts to provide in any future financing documents that Landlord shall have the right to rebuild the Project in connection with an insurable casualty using Landlord’s insurance proceeds.

(b)

If the Premises, or the building that the Premises are a part, shall be so damaged by fire or other casualty that demolition or substantial reconstruction (more than forty (40%) percent of their initial cost) is required during the last year of any Lease Term or Extended Lease Term, unless Tenant elects to extend the Lease Term by exercise of an Option Right, then Landlord or Tenant may terminate this Lease by notifying the other party of such termination within thirty (30) days after the date of such damage.  Rent shall be prorated to the date of such a termination.  If Tenant extends the Lease Term, Landlord must rebuild as required herein.

(c)

Tenant shall immediately notify Landlord of the occurrence of a fire or other casualty at the Premises and shall, at its expense, restore or replace its personal property, fixtures and tenant improvements.  There shall be no abatement of Rent during any delay caused by the failure of Tenant to complete its restoration and repair work unless due to acts or omissions of Landlord.

10.2

Eminent Domain.  If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or by deed in lieu thereof, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and the Rent shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking.  If all or any part of the Premises or if more than twenty percent (20%) of the parking area shall be taken or condemned by any competent authority for any public use or purpose or if as the result of a taking, a least one entrance for egress or ingress does not exist with the Required Access Area depicted on the Site Plan, the Term shall, at the sole option of Tenant, end as of the day prior to the date of any actual taking.  If the Premises may not reasonably be used for the purpose contemplated by the Lease following any taking, Tenant, in its discretion, may terminate this Lease.  If more than 50% of the building in which the Premises are located or more than 50% of the Premises shall be taken under power of eminent domain, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority, terminate this Lease.  All damages awarded for such taking, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises, provided that Landlord shall not be entitled to the funds awarded to Tenant for depreciation to or cost of removal of Tenant’s stock and fixtures, moving expenses or business interruption or as may otherwise be permitted under applicable law.  If not terminated by Tenant this Lease shall otherwise remain in full force and effect without apportionment to Tenant of any portion of the award or damages made solely to Landlord and Landlord shall make the necessary repairs and alterations to the extent of any award to be received by Landlord.  Notwithstanding the aforegoing, Tenant may apply for and seek its own separate award for a taking as provided herein and at law provided that such separate award shall not diminish the amount of Landlord’s award.  In the event of a termination pursuant to this Section 10.2, Rent shall be apportioned to the date of such taking.  Landlord shall attempt to provide in existing and future financing documents that it may receive condemnation proceeds with a right to rebuild as provided under this Lease.

10.3

Indemnification; Tenant’s Property.

(a)

   Tenant hereby indemnifies, defends, and holds Landlord, its officers, partners, directors, and employees harmless from and against any and all claims, demands, liabilities, costs, expenses, and damages, including attorney’s fees incurred by Landlord, arising from: (i) the negligence or willful misconduct of Tenant or its agents, contractors, employees, servants or entity conducting business on the Premises; (ii) any material breach or default by Tenant of this Lease; (iii) the breach of Tenant’s covenants, representations, and warranties or (iv) any occurrence in, upon, or at the Premises.  For the purpose hereof, the Premises shall include the outdoor patio seating area, the service areas adjoining the Premises and the loading platform area allocated to the use of Tenant.  In the event any action or proceeding shall be brought against Landlord, its officers, partners, directors, or employees by reason of any such claim, Tenant shall defend Landlord at Tenant’s sole cost and expense.  Tenant shall also indemnify, defend, and hold Landlord, its servants, agents, employees, officers, and directors harmless from any and all claims, demands, costs, expenses, damages, and all attorney fees incurred or that arise from any and all claims arising from or attributable to any hazardous materials or conditions or release on the Premises that occurs during the Lease Term which are caused by the negligence or intentional acts of Tenant, its servants, agents, employees or contractors.

(b)

Landlord hereby indemnifies, defends, and holds Tenant, its officers, partners, directors, and employees harmless from and against any and all claims, demands, liabilities, costs, expenses, and damages, including attorney’s fees incurred by Tenant, arising from: (i) the negligence or willful misconduct of Landlord or its agents, contractors or employees; (ii) any material breach or default by Landlord of this Lease; (iii) the breach of Landlord’s covenants, representations, and warranties or (iv) any occurrence in or upon the common areas of the Project.  In the event any action or proceeding shall be brought against Tenant, its officers, partners, directors, or employees by reason of any such claim, Landlord shall defend Tenant at Landlord’s sole cost and expense.  Landlord shall also indemnify, defend, and hold Tenant, its servants, agents, employees, officers, and directors harmless from any and all claims, demands, costs, expenses, damages, and all attorney fees incurred or that arise from any cause of action related to the Premises that accrued prior to the delivery of possession of the Premises to Tenant by any third parties or from acts or omissions of others, and from any and all claims arising from or attributable to any hazardous materials or conditions or release on the Premises that exist prior to the date of delivery of the Premises to Tenant; or occurs during the Lease Term which are caused by the negligence or intentional acts of Landlord, its servants, agents, employees or contractors.

(c)

Tenant shall maintain an all risk policy of insurance for injury to persons and property and, in addition, all plate glass upon or appurtenant to the Premises, to the extent of their replacement cost, which policy of insurance shall contain a clause or endorsement under which the insurer waives, or permits the waiver by Tenant, of rights of subrogation against Landlord, and its agents, employees, customers, invitees, guests, or licensees, with respect to losses payable under such policy.  Landlord and Tenant shall provide waivers of subrogation for claims covered by any policies of insurance, notwithstanding that such damage may result from the negligence or fault of the other, or its agents, employees, customers, invitees, guests, or licensees.  Any deductible amount included in such policy shall be treated as though it were recoverable under the policy.

10.4

Insurance.  By this section, and by the applicable portions of Section 10.3 above, Landlord and Tenant intend that the risk of loss or damages as described shall be borne by responsible insurance carriers to the extent provided.

(a)

Landlord shall, during the entire term hereof, carry insurance for fire and special extended coverage (as determined by Landlord) insuring the improvements located within the Project, including the Premises and all appurtenances thereto (except merchandise, trade fixtures, furnishings, equipment, plate glass and personal property, such as signs, wall coverings, carpeting and drapes), for the full insurable value thereof (with deductibles determined solely by

Landlord), such insurance coverage to include the improvements provided by Landlord and Tenant (except those items which Tenant is required to insure pursuant to Section 10.3 hereof), and such insurance coverage may include rental insurance.  The cost of the premiums for all such insurance and the expenses incurred by Landlord relative to insurance appraisals, adjusters and reasonable insurance consultants’ and attorneys’ fees in connection therewith shall be included in the Operating Costs.  Such policies shall include a waiver of subrogation clause or endorsement similar to that required of Tenant in Section 10.3(c) above.

(b)

Landlord’s shall maintain a policy of commercial general liability insurance with a minimum single limit of liability of not less than One Million Dollars per occurrence and coverages for completed operations, contractual liability, and indemnification.  Such policy shall name Tenant as an additional insured against all claims, demands, or actions for injury, death, property damage, or occasioned by acts or omissions of Landlord in the Common Areas.

(c)

Tenant shall maintain workers’ compensation insurance covering all of their respective employees to at least the statutory limit set forth under Michigan law, and a policy of commercial general liability insurance in an amount at least equal to One Million Dollars ($1,000,000.00) single limit coverage for property damage, bodily injury or death.  Such policies of general public liability insurance shall name Landlord as additional insured.

(d)

Tenant’s and Landlord’s policies shall provide by endorsement or otherwise that such insurance may not be canceled, terminated, amended, or modified for any reason whatsoever, except upon thirty (30) days’ prior written notice to the other.  Prior to the time such workers’ compensation and commercial general liability insurance is first required to be carried by Tenant and Landlord and, thereafter, at least fifteen (15) days prior to the expiration of any such policy, Tenant and Landlord shall deliver to the other either duplicate originals of the aforesaid policies or a certificate evidencing such insurance coverage.  If a certificate is provided, it shall contain a statement substantially in the form of the immediately preceding sentence.

ARTICLE 11

Default and Remedies; Termination and Surrender

11.1

Landlord’s Remedies.  If Tenant shall fail to make any payment of any Rent due hereunder within ten (10) days of its due date, or if Tenant shall fail to perform any of the other covenants or conditions which Tenant is required to observe and perform under this Lease for a period of thirty (30) days following written notice of such failure, or if the interest of Tenant in this Lease shall be levied upon under execution and not removed or stayed within thirty (30) days, or if any petition shall be filed by or against Tenant in a court of bankruptcy which is not removed within forty-five (45) days, or if Tenant shall be declared insolvent according to law, or make an assignment for the benefit of creditors or petition for or enter into an arrangement, or if Tenant shall abandon or vacate the Premises during the Term of this Lease, then Landlord may, but need not, treat the occurrence of any one or more of the foregoing events as a default under this Lease, and thereupon may, at its option, with notice and demand to Tenant as required by law, have the following-described remedies in addition to other rights and remedies provided at law or in equity;

provided, however, if Tenant has expeditiously undertaken, and is attempting to cure a non-monetary default and continuously proceeding to that goal, then the cure period shall be extended to sixty (60) days if it is capable of being cured within that period:

(a)

Terminate Tenant’s right of possession and repossess the Premises in a district court summary proceeding action and without terminating this Lease, in which case Landlord shall use good faith efforts to relet the Premises for such rent and upon such business terms as shall be reasonably acceptable to Landlord; provided, however, (i) Landlord shall not be obligated to relet the Premises to a tenant that is not consistent with a first-class retail shopping center, (ii) Landlord shall not be obligated to relet the Premises to a tenant whose use of the Premises would violate Landlord’s mortgage agreement with its mortgagee or the use restrictions set forth in this Lease, (iii)  Landlord shall not be obligated to relet the Premises ahead of similar vacant space in the Project, and (iv) Landlord shall not be obligated to subdivide the Premises or lease portions thereof.  During any period that Landlord is unable to relet the Premises, then Tenant shall pay to Landlord the amount due to be paid by Tenant as such rent becomes due under the Lease without acceleration as provided herein.  If the Premises are relet and a sufficient sum shall not be realized from the reletting, after payment of all costs and expenses of such repairs and the expense of such reletting and the collection of rent occurring therefrom, to satisfy the Rent herein provided to be paid during the remainder of the initial Term (and any options previously exercised by Tenant), Tenant shall satisfy and pay any such deficiency as and when such rent becomes due under the Lease.  Tenant agrees that Landlord may file suit to recover sums falling due under the terms of this paragraph from time to time and that any suit or recovery of any portion due Landlord hereunder shall be no defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.  Any election of Landlord upon an event of uncured default after written notice must be proceeded with all notices and appropriate requirements as provided by law.

11.2

Termination; Surrender of Possession.

(a)

Upon the expiration or termination of this Lease, whether by lapse of time, operation of law, or pursuant to the provisions of this Lease, Tenant shall:

(i)

Deliver the Premises in the condition required under the Lease (other than as contemplated by Section 7.1 above), ordinary wear and tear excepted and damage covered by insurance, remove all of its personal property and trade fixtures from the Premises and the Project and repair any damage caused by such removal;

(ii)

Surrender possession of the Premises to Landlord; and

(iii)

Upon the request of Landlord, at Tenant’s cost and expense, remove from the exterior and interior of the Premises and the Project all signs, symbols and trademarks which are connected with or associated specifically with Tenant’s business and repair any damages to the Premises caused by the signs or their removal.

(b)

If Tenant shall fail or refuse to deliver the Premises as hereinabove provided, Landlord may do so and recover its costs from Tenant for so doing.  If Tenant shall fail or refuse to comply with Tenant’s duty to remove all personal property and trade fixtures from the Premises within twenty (20) days from the expiration or termination of this Lease, the parties hereto agree and stipulate that Landlord may, at its election, treat such failure as if Tenant has abandoned such property.  In such event, Landlord may keep or remove, store, discard, or otherwise dispose of all or any part of such property in any manner that Landlord shall choose without incurring liability to Tenant or to any other person or entity subject to the rights of Tenant’s lender provided Landlord has been given reasonable prior notice of such lender in accordance with Section 13.1 hereof.  Should Tenant or its lender with respect to the fixtures and equipment fail to remove such property within twenty (20) days after a termination or expiration of the Lease or as agreed upon, then Landlord shall be relieved of any further responsibility.

11.3

Holding Over.  If Tenant shall remain in possession of the Premises, or any part thereof, Tenant shall pay Landlord one and a half (1½) times the amount of Rent which would have been due for a like period of occupancy during the preceding month of the Lease Term hereof.  The provisions of this clause shall not operate as a waiver by Landlord of any right it may otherwise have.  However, Tenant’s right to remove its equipment and fixtures shall be governed as set forth above even if the Lease ceases.

11.4

Assignment and Subletting.  Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, assign this Lease; sublet the Premises or any part thereof; or permit the use of the premises by any party other than Tenant and its employees.  The sale, issuance or transfer of any voting capital stock of Tenant or any voting capital stock of any corporate entity which directly or indirectly controls Tenant (if Tenant or any such controlling corporate entity is a corporation the stock of which is not traded on the New York Stock Exchange, NASDAQ or the American Stock Exchange), or any interests in any non-corporate entity which directly or indirectly controls Tenant which results in a change in the direct or indirect voting control of Tenant shall be deemed to be an assignment of this Lease within the meaning of this Section 11.4.  Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises to a holding company or subsidiary company of the Tenant, a franchisee, the acquirer of a majority of the Tenant’s other locations or a similar merger transaction where a majority of Tenant’s other locations are being acquired or a lending institution in connection with a financing of Tenant’s business, without the prior consent of the Landlord.  Such assignment or subletting shall not alter Tenant’s responsibility to Landlord under this Lease.  Further, Tenant shall have the right without such Consent to assign the Lease to Landlord’s Franchisor pursuant to Appendix C attached.  Landlord agrees to accept rent from the Tenant, its assignee or subtenant.  In the event Tenant shall request the consent of Landlord to any assignment or subletting, then Tenant shall pay Landlord’s reasonable attorneys’ fees and processing fees incurred in connection therewith, in an amount not to exceed One Thousand and 00/100 Dollars ($1,000.00) for each such request.

11.5

Bankruptcy.

(a)

If following the filing of a petition by or against Tenant in a bankruptcy court, Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended (the “Bankruptcy Code”), then Tenant (including Tenant as Debtor-in-Possession) or any trustee for

Tenant agrees to promptly petition the bankruptcy court, to assume or reject this Lease in accordance with the Bankruptcy Code.

(b)

Tenant or any trustee for Tenant may only assume this Lease if (i) it cures or provides adequate assurance that the trustee will promptly cure any default hereunder, (ii) it compensates or provides adequate assurance that the Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant’s default, (iii) it provides adequate assurance of future performance under this Lease by Tenant, and (iv) it satisfies all other requirements of the Bankruptcy Code.  In no event after the assumption of this Lease by Tenant, or any trustee for Tenant, shall any then-existing default remain uncured for a period in excess of thirty (30) days.  Adequate assurance of future performance of this Lease shall include, without limitation, adequate assurance: (i) of the source of Rent required to be paid by Tenant hereunder; and (ii) that assumption or permitted assignment of this Lease will not breach any provision hereunder.

In the event of any conflict, the Bankruptcy Code shall control.

11.6

Remedies Cumulative.

(a)

The failure of either party to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof or of the right of either party to enforce each and every covenant and condition of this Lease.  No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing and signed by the person against whom the waiver is claimed.

(b)

All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other rights or remedies allowed by law.

11.7

Expenses of Enforcement; Performance by Landlord.

(a)

The losing party shall pay all reasonable attorneys’ fees and expenses incurred by the winning party in enforcing any provision of this Lease.

(b)

If Tenant shall fail to perform any of its obligations hereunder, Landlord may, upon thirty (30) days prior written notice to Tenant (or without notice in the event of an emergency), perform such obligations if such is not commenced and completed within the time provided.  If Landlord incurs any costs in connection therewith, they shall be paid by Tenant upon twenty (20) days written demand with interest thereon from date of the payment at a rate equal to nine (9%) percent per annum.

ARTICLE 12

Access to Premises

12.1

Access to Premises.  Landlord shall have the right, upon reasonable prior notice, to enter upon the Premises at all reasonable business hours for the purpose of inspecting them or making such repairs or alterations as it is obligated to make under the terms of this Lease or which Landlord may elect to perform, following Tenant’s failure to do so.  Repairs shall be made, and alterations as are the requirement of Landlord, in such a manner that they do not unreasonably interfere with Tenant’s operation of the premises or its quiet enjoyment.  Repairs by either Landlord or Tenant on behalf of the other shall be made in a manner only upon prior notice and only if the other party fails to undertake such repairs that are its obligations upon notice as provided in Paragraph 9.3.

In no event may Landlord enter the premises without prior notice to Tenant unless there is an absolute emergency.

Throughout the Term, Landlord shall have the right to enter the Premises at reasonable hours on reasonable notice for the purpose of showing them to prospective purchasers or mortgagees and, during the last six months of the Term, to prospective tenants; however, such shall be in a manner that does not unreasonably interfere with the operation of the business and shall not include entry into the kitchen and other areas if such entry would be a violation of health codes or would create a hazard in the operation of the business.

If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be reasonably necessary in event of an emergency to protect life or property.  In no event shall the obligations of Tenant hereunder be affected by any such entry.

ARTICLE 13

Miscellaneous

13.1

Notices.

All notices, bills or statements required hereunder shall be in writing and shall be deemed to have been given if either delivered personally or mailed by certified or registered mail, return receipt requested or sent by recognized overnight delivery service (provided that such service is able to provide evidence of receipt or refusal of delivery), to the parties at their addresses as set forth below.  The addresses specified for notices herein may from time to time be changed by the written notice of one party to the other.  Notices shall be deemed to have been given upon receipt (or refusal to receive).

Landlord:

Ramco-Gershenson Properties, L.P.

31500 Northwestern Highway, Suite 300

Farmington Hills, MI 48334

Tenant:

AMC Flint, Inc.

Attn: T. Michael Ansley

21751 W. Eleven Mile Rd., Suite 208

Southfield, MI  48076

Copy to:

Robert A. Jacobs, Esq.

Jackier Gould, P.C.

121 West Long Lake Road, Suite 200

Bloomfield Hills, MI  48304-2719

13.2

Effect of Submission.  The submission by Landlord of the within Lease for execution by Tenant shall confer no rights nor impose any obligations, including brokerage obligations, on any party unless both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.  If Tenant executes this Lease and submits it to Landlord, such submission shall constitute an offer to Lease, which shall be irrevocable for thirty (30) days.

13.3

Litigation.  Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises, or any claim or injury or damage or both.  It is further mutually agreed that if Landlord commences any summary proceeding for nonpayment of any Rent, Tenant will not interpose any counterclaim in any such proceeding (unless it is a compulsory counterclaim); provided, however, that the foregoing shall not constitute a waiver of Tenant’s right to bring a separate action for any claim Tenant may have.

13.4

Governing Law; Invalidation.  This Lease shall be governed by and construed in accordance with the laws of the State of Michigan that are applied to leases made and to be performed in that state.  The invalidation of one or more terms of this Lease shall not affect the validity of the remaining terms.

13.5

Headings.  The headings contained herein are for convenience only and shall not be used to define, explain, modify or aid in the interpretation or construction of the contents hereof.

13.6

Amendment.  This Lease represents the entire agreement between the parties. No oral or written, prior or contemporaneous agreements shall have any force or effect, and this Lease may not be amended, altered or modified unless done so by means of a written instrument signed by both parties.

13.7

Subordination; Attornment; Estoppel Certificate.

(a)

This Lease shall, at the sole option of Landlord or its lenders, be subject and subordinate to the interest of the holders of any notes secured by mortgages on the Project or the Premises, now or in the future, and to all ground or underlying leases and to all renewals, modifications, consolidations, replacements and extensions thereof.  While the provisions of this section are self-executing, Tenant shall execute such documents as may be reasonably required by Landlord or any mortgagee to affirm or give notice of such subordination. In turn for such execution of documents, Tenant shall be entitled to receive a satisfactory non-disturbance agreement from each such lender whereby the lender agrees to recognize Tenant’s rights under this Lease following foreclosure or event of a deed in lieu of foreclosure, so long as Tenant is not in default hereunder.  Furthermore, it is recognized that Tenant shall finance its equipment and fixtures, including bars, ovens, refrigerators, walk-in coolers, range hoods, entertainment equipment including video and acoustical equipment, and that such do not form part of the leasehold premises and are fixtures of Tenant, and are subject to the security interest by Tenant’s lender and shall not be subordinated to Landlord and any Mortgages of Landlord.

(b)

At the request of Landlord, Tenant shall within ten (10) days deliver to Landlord, or anyone designated by Landlord, a certificate stating and certifying as of its date (i) the date to which Rent and other charges under this Lease have been paid; (ii) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof on the part of Tenant to be performed or complied with (and, if so, specifying the same); (iii) if such be true, that this Lease is unmodified and in full force and effect and that Landlord is not in default under any provision of this Lease (or if modified, setting forth all modifications, and if Landlord is in default, setting forth the exact nature of such default); and (iv) such other information as Landlord may reasonably request in connection with the Landlord-Tenant relationship established by this Lease.  Landlord agrees to deliver the same required statement to Tenant and anyone designated by Tenant within the same time and manner. Further, Tenant will agree to attorn to any lender or subsequent purchaser of Landlord provided that such lender or subsequent purchaser agrees not to disturb Tenant’s quiet enjoyment and to recognize Tenant’s rights under the Lease if Tenant is not in default beyond any applicable cure period expressly provided for in this Lease.

(c)

Tenant agrees to give any Mortgagee(s), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagee(s).  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee(s) shall have an additional 30 days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such 30 days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

13.8

Light or Air Rights.  No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant under this Lease.

13.9

Successors and Assigns.  The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except to the extent prohibited by Section 11.4 above, their respective successors and assigns.

13.10

Covenants and Conditions.  All covenants and conditions contained in this Lease are independent of one another.  All of the covenants of Tenant contained herein shall, at the option of Landlord, be construed as both covenants and conditions.

13.11

Sale or Transfer of Project or Premises.  Upon any sale or transfer, including any transfer by operation of law, of the Project or the Premises, Landlord shall be relieved of all subsequent obligations and liabilities under this Lease but not prior liabilities or obligations.

13.12

Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed in accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy in this Lease as provided.

13.13

Brokers.  Tenant represents and warrants that it has dealt with no broker in connection with this Lease other than Howard Schwartz Commercial Real Estate, LLC.    Landlord shall pay a commission to Howard Schwartz Commercial Real Estate, LLC, pursuant to a separate listing agreement saving Tenant harmless.  Landlord warrants to the Tenant that they have not been contacted by, nor have they engaged any other broker or sales agent in connection with this transaction.  Each party does hereby indemnify and hold the other harmless from any claim for commission on this transaction arising through said party, contrary to the foregoing warranties.

13.14

 Liability Joint and Several.  If Tenant is more than one person, each of their obligations under this Lease shall be joint and several.

13.15

Recording.  Tenant shall not record this Lease, but may record a Memorandum of this Lease.

13.16

Liability of Landlord.  If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Project, and neither Landlord nor the general partner or any of the other partners comprising the partnership which is the Landlord herein, nor any shareholder, trustee, officer, employee or agent thereof, shall be liable for any deficiency.

13.17

Force Majeure.  Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter, or thing, the time for doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is unreasonably interfered with, the doing or completion of such act, matter, or thing as a result of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrection, rebellions, declarations of national emergencies, acts of God, weather conditions, inability to obtain necessary building permits or governmental approvals, or other causes beyond such party’s reasonable control.  The provisions of this Section shall not operate to excuse Tenant from prompt payment of rent or any other payments required by the terms of this Lease.

(Signatures follow on next page)

IN WITNESS WHEREOF, this Lease has been executed as of the day and year first above written.

WITNESSES:

LANDLORD:

RAMCO-GERSHENSON PROPERTIES, L.P.

By:

Ramco-Gershenson Properties Trust,

a Maryland real estate investment trust

Its General Partner

By:

Its:

and

By:

Its:

STATE OF

)

)

COUNTY OF

)

This instrument was acknowledged before me on _______________, 2008, by ____________________________, who is the ___________________________________ of Ramco-Gershenson Properties Trust, a Maryland real estate investment trust, the general partner of Ramco-Gershenson Properties, L.P., a Delaware limited partnership, on behalf of said limited partnership.

      Notary Public, State of Michigan,     County

My Commission Expires:

Acting in the County of

STATE OF

)

)

COUNTY OF

)

This instrument was acknowledged before me on _______________, 2008, by ____________________________, who is the ___________________________________ of Ramco-Gershenson Properties Trust, a Maryland real estate investment trust, the general partner of Ramco-Gershenson Properties, L.P., a Delaware limited partnership, on behalf of said limited partnership.

      Notary Public, State of Michigan,     County

My Commission Expires:

Acting in the County of

TENANT:

AMC FLINT, INC.

By:

       T. Michael Ansley

Its:   Managing Member

STATE OF

)

)

COUNTY OF

)

The foregoing instrument was acknowledged before me this _____ day of _____________, 2008 by T. Michael Ansley, Managing Member of AMC Flint, Inc., a Michigan corporation, on behalf of said corporation.

      Notary Public, State of Michigan,     County

My Commission Expires:

Acting in the County of

Exhibit A

Depiction of Premises

Exhibit A-1

Site Plan of Project

Exhibit B

Legal Description of Property

Exhibit C

Plans and Specifications for Landlord’s Work

and Additional Landlord’s Work

Exhibit D-1

Tenant’s Work

Exhibit D-2

Guaranty